     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


REGISTERED                                                            REGISTERED
CUSIP NO.                                                            NO. __-____


                             NORDSTROM CREDIT, INC.

                       ____% NOTE DUE ____________________


ORIGINAL ISSUE DATE:                                           PRINCIPAL AMOUNT:
_____________, ____                                            $________________


INTEREST RATE:                                                    MATURITY DATE:
____%                                                           ________________


NORDSTROM CREDIT, INC., a Colorado corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _______________________ DOLLARS ($____________________), on the Maturity Date as shown above and to pay interest thereon from the Original Issue Date as shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on ____________________ 1 and ____________________ 1 in each year and on the Maturity Date, commencing
____________________ 1, ________ at the rate per annum as shown above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum as shown above on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ____________________ 15 or ____________________ 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Notwithstanding the foregoing, (i) in the case of a Security issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the next succeeding Regular Record Date, and (ii) interest payable on a Maturity Date which is not a ____________________ 1 or ____________________
1, will be paid to the Person to whom principal shall be payable. Any interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof to be given to Holders of Securities of this series not more than 15 and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of and interest on this Security due at Maturity will be made in immediately available funds to the Depositary or its nominee, PROVIDED that this Security is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures. Payment of interest (other than interest payable at Maturity) on this Security will be make by transfer of immediately available funds to the Depositary or its nominee.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to below, directly or through an authenticating agent, by the manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

TRUSTEE'S CERTIFICATE OF                IN WITNESS WHEREOF, the Company has
AUTHENTICATION                          caused this instrument to be duly
                                        executed under a facsimile of its
This is one of the Securities of        corporate seal.
the series designated herein
issued under the within-mentioned
Indenture.                              (CORPORATE SEAL)


NORWEST BANK COLORADO,
 NATIONAL ASSOCIATION, as Trustee



By_______________________________       NORDSTROM CREDIT, INC.
  (Authorized Officer)


                                        By___________________________________
                                         John A. Goesling, Executive Vice
                                           President and Treasurer


                                        Attest:



                                        By__________________________________
                                         Karen E. Purpur, Secretary

                             NORDSTROM CREDIT, INC.
                      _____% NOTE DUE ____________________


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture dated as of April 22, 1997 ("Indenture"), between the Company and Norwest Bank Colorado, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof limited in aggregate principal amount to $____________________.


     This Security is not subject to redemption or to any sinking fund.

     Interest payments for this Security will include interest accrued to but excluding the Interest Payment Date. Interest payments for this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities of each series (all series voting as a single class if all series are affected and compliance is being waived) at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive, with certain exceptions as therein provided, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the designated office or agency of the Trustee in Denver, Colorado duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of any authorized denominations and of a like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and in any greater amount that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like tenor, aggregate principal amount and Stated Maturity of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Security, including without limitation the obligation of the Company contained herein to pay principal of and interest on this Security in accordance with the terms hereof and of the Indenture, shall be construed in accordance with and governed by the laws of the state of Colorado.

     This Security is a Global Security and shall be exchangeable, in whole but not in part, for Securities registered in the names of Persons other than the Depositary with respect to this Global Security or its nominee only if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended,
(y) the Company executes and delivers to the Trustee a Company Order that this Global Security shall be exchangeable, or (z) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities. If this Global Security is exchangeable pursuant to the preceding sentence it shall be exchangeable for Securities issuable in denominations of $1,000 and any integral multiple thereof, registered in such names as such Depositary shall direct.

                         _______________________________

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common    UNIF GIFT MIN ACT -______Custodian_______
     TEN ENT - as tenants by the                          (Cust)         (Minor)
               entireties                                 Under Uniform Gifts to
     JT      - as joint tenants with                        Minors Act
               right of survivorship                      ______________________
               and not as tenants                               (State)
               in common


     Additional abbreviations may also be used though not in the above list.
                        _________________________________

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or other
identifying number of assignee)

 ------------------------------
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Please print or typewrite name and address including postal zip code of assignee.

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the within Security and all rights thereunder, hereby irrevocably constituting and appointing


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to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:__________________________


                                        ________________________________________

                                        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                        MUST CORRESPOND WITH THE NAME AS WRITTEN
                                        UPON THE FACE OF THE WITHIN INSTRUMENT
                                        IN EVERY PARTICULAR, WITHOUT ALTERATION
                                        OR ENLARGEMENT, OR ANY CHANGE WHATEVER.